Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

news release

For Immediate Release
News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Charlie Stack, (336) 519-4710

HANESBRANDS FINALIZES WORLDWIDE IMAGEWEAR STRATEGY

Company Divests European Imagewear and Eliminates All Company Exposure to Europe

In U.S. Imagewear, Company to Divest Outer Banks Brand and Exit Private Label

Excluding Accounting Charges Required for Imagewear Actions, Company Confirms 2012 Guidance for Earnings and Free Cash Flow

WINSTON-SALEM, N.C. (May 30, 2012) – HanesBrands (NYSE: HBI), a leading marketer of branded everyday apparel, today announced that it will narrow the focus of its worldwide imagewear business by restructuring to exit noncore segments and reduce risk. Imagewear, which sells basic apparel to wholesalers in the screen-print market, accounts for 8 percent of the company’s sales before the actions. The company is announcing the sale of its European imagewear division and, in the United States, the exit from the private-label category and the planned divestiture of its Outer Banks brand.

Hanes expects to incur pretax charges in the second quarter of up to $85 million to $95 million, substantially all noncash, for the write-off of intangibles, the loss on the sale of the European business, inventory markdowns, and other related items to the imagewear actions. The company expects no other restructuring actions for imagewear or any additional charges related to imagewear or any other aspect of its business this year. The announced restructuring will reduce previously expected net sales, primarily in the second half of the year, by approximately $60 million but will have an insignificant impact on operating profit. Excluding the impact of the charges for actions, Hanes is reconfirming its previous 2012 guidance of $2.50 to $2.60 for diluted earnings per share and free cash flow in the range of $400 million to $500 million. All other 2012 guidance and the 2013 EPS outlook remain the same. GAAP EPS guidance will be updated to reflect the actual charges incurred when the company reports second-quarter results.

Hanes signed a definitive agreement on Friday, May 25, to sell its European imagewear division to an affiliate of Smartwares B.V. for €15 million (approximately $20 million) and expects to close on the sale this week. Additionally, the company has informed its U.S. wholesale screen-print channel customers of its decision to discontinue private-label production and exit its Outer Banks business. Hanes will work with affected customers on transition plans.

To reflect its new strategic direction, the company will change the name of its imagewear operations to branded printwear, which will be focused on Hanes and Champion branded products in the United States with improved operating margins. Annual sales are expected to be approximately $150 million in 2013.

“We are a branded company. That includes being committed to branded printwear in the United States where we can partner with our wholesale customers to take advantage of our strong consumer brands and product differentiation,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “With our exit from Europe, we can devote all of our energies to growing our branded portfolio in core geographies in the Americas and Asia.”

HanesBrands Finalizes Worldwide Imagewear Strategy – Page 2

Note on Non-GAAP Terms and Definitions

Free cash flow and diluted EPS excluding actions are not generally accepted accounting principle measures.

Free cash flow is defined as cash from operations less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance. See Table 4 attached to the company’s fourth-quarter and full-year 2011 results press release dated Feb. 15, 2012, to reconcile free cash flow to the GAAP measure of net cash provided by operating activities.

Diluted EPS excluding actions is a non-GAAP measure used to better assess underlying business performance because it excludes the impact of charges taken in conjunction with the divestiture of European imagewear operations and the expected charges to be taken in conjunction with the divestiture of the Outer Banks brand in the United States, which will no longer be part of the company’s core operating business. Forward-looking non-GAAP diluted EPS has not been reconciled to the comparable GAAP measure because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort, in particular the actual charges to be incurred as a result of imagewear actions. The company intends to reconcile non-GAAP diluted EPS with GAAP diluted EPS when it releases second-quarter financial results.

Hanes has chosen to provide these measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding our long-term goals and trends associated with our business, as well as guidance as to future performance. These and other forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: current economic conditions, including consumer spending levels and the price elasticity of our products; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the highly competitive and evolving nature of the industry in which we compete; our ability to successfully manage social, political, economic, legal and other conditions affecting our domestic and foreign operations and supply-chain sources, such as political instability and acts of war or terrorism, natural disasters, disruption of markets, operational disruptions, changes in import and export laws, currency restrictions and currency exchange rate fluctuations; the impact of the loss of one

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or more of our suppliers of finished goods or raw materials; our ability to effectively manage our inventory and reduce inventory reserves; our ability to optimize our global supply chain; our ability to continue to effectively distribute our products through our distribution network; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; gains and losses in the shelf space that our customers devote to our products; our ability to accurately forecast demand for our products; increasing pressure on margins; our ability to keep pace with changing consumer preferences; the impact of any inadequacy, interruption or failure with respect to our information technology or any data security breach; our ability to protect our reputation and brand images; our ability to protect our trademarks, copyrights and patents; our debt and debt service requirements that restrict our operating and financial flexibility and impose interest and financing costs; the financial ratios that our debt instruments require us to maintain; future financial performance, including availability, terms and deployment of capital; our ability to comply with environmental and occupational health and safety laws and regulations; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications. Except as required by law, the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear For Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 53,300 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 152 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.hanesbrands.com.

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